Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Artisoft, Inc.

EXECUTED this 17th day of October, 2005.

M/C VENTURE PARTNERS V, L.P.

By:	M/C VP V, LLC

By:	/s/ John P. Ward
John P. Ward, Manager

M/C VP V, LLC

By:	/s/ John P. Ward
John P. Ward, Manager

M/C VENTURE INVESTORS, LLC

By:	/s/ John P. Ward
John P. Ward, Manager

CHESTNUT VENTURE PARTNERS, L.P.

By:	CHESTNUT STREET PARTNERS, INC.

By:	/s/ John P. Ward
John P. Ward, as Attorney in Fact

CHESTNUT STREET PARTNERS, INC.

By:	/s/ John P. Ward
John P. Ward, as Attorney in Fact